Exhibit 99.1

NightHawk Biosciences Completes Name Change to Scorpius Holdings; Trading to Commence Under “SCPX” Effective at the Market Open Today

Durham, NC – February 6, 2024 – NightHawk Biosciences / Scorpius Holdings, Inc (NYSE American: NHWK; SCPX), an integrated contract development and manufacturing organization (CDMO), today announced that it had completed its name change from NightHawk Biosciences, Inc. to Scorpius Holdings, Inc., to better reflect the Company’s successful shift into a pure-play, large molecule biomanufacturing CDMO. In connection with the name change, the Company’s ticker will change to “SCPX” effective today, February 6, 2024. The name and symbol changes do not affect the Company's share structure or the rights of the Company's shareholders, and no further action will be required by existing shareholders.

Jeff Wolf, CEO of Scorpius, stated, "Changing our name to Scorpius Holdings reflects our evolution into a revenue-generating biomanufacturing company and expansion of our CDMO services. The biopharmaceutical sector is currently grappling with a severe shortage of clinical-scale biologic manufacturing capacity, a situation exacerbated by the rising demand for large molecule CDMO services. Our cutting-edge San Antonio, Texas facility is strategically positioned to fill this critical void. The feedback from our key biotech and pharmaceutical customers has been overwhelmingly positive, as reflected in our enhanced sales pipeline. We are eager to advance these initiatives under the Scorpius banner."

Scorpius Holdings, Inc.

Scorpius Holdings Inc. is an integrated contract development and manufacturing organization (CDMO) focused on rapidly advancing biologic and cell therapy programs to the clinic and beyond. Scorpius offers a broad array of analytical testing, process development, and manufacturing services to pharmaceutical and biotech companies at its state-of-the-art facilities in San Antonio, TX. With an experienced team and new, purpose-built U.S. facilities, Scorpius is dedicated to transparent collaboration and flexible, high-quality biologics biomanufacturing. For more information, please visit www.scorpiusbiologics.com.

Forward-Looking Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions, and include statements such as the Company’s successful shift into a pure-play, large molecule biomanufacturing CDMO; the rising demand for large molecule CDMO services; the Company’s cutting-edge San Antonio, Texas facility being strategically positioned to fill the critical shortage of clinical-scale biologic manufacturing capacity in the biopharmaceutical sector; the Company’s enhanced sales pipeline; and advancing the Company’s initiatives under the Scorpius banner. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to expand its large molecule biomanufacturing CDMO services and continue to grow revenue; the Company’s financing needs, its cash balance being sufficient to sustain operations and its ability to raise capital when needed, the Company’s ability to leverage fixed costs and achieve long-term profitability; the Company’s ability to obtain regulatory approvals or to comply with ongoing regulatory requirements, regulatory limitations relating to the Company’s ability to successfully promote its services and compete as a pure- play CDMO, and other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2022, subsequent quarterly reports on Form 10-Qs and any other filings the Company makes with the SEC. The information in this presentation is provided only as of the date presented, and the Company undertakes no obligation to update any forward-looking statements contained in this presentation on account of new information, future events, or otherwise, except as required by law.

Media and Investor Relations Contact

David Waldman

+1 919 289 4017

ir@scorpiusbiologics.com